UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2017

Bioptix, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 38th Street Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 545-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     Changes in Registrant's Certifying Accountant.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2017, on January 13, 2017, Bioptix, Inc. (the "Company") received notice from its independent registered public accounting firm, GHP Horwath, P.C. ("GHP"), that GHP has chosen not to stand for re-appointment as the Company's auditor, and effective January 13, 2017, the client-auditor relationship between the Company and GHP ceased.

On February 3, 2017, the Company's Board of Directors appointed EisnerAmper LLP ("Eisner") as the Company's independent registered public accounting firm effective February 3, 2017. The decision to appoint Eisner was recommended and approved by our Audit Committee following the Committee's further process to determine our independent registered accounting firm. During the two fiscal years ended December 31, 2015 and 2014 and the subsequent interim period through February 3, 2017, neither we, nor anyone on our behalf, consulted with Eisner regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements, and Eisner did not provide any written report or oral advice that Eisner concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue;  (iii) any matter that was the subject of a "disagreement" within the meaning of Item 304(a)(1)(iv) of Regulation S-K or (iv) any "reportable event" within the meaning of Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bioptix, Inc. (Registrant)
February 8, 2017	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer